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                                                                    Exhibit 3.91

                                     BY-LAWS

                                       OF

                              TOLL PEPPERTREE, INC.

                                ----------------

                              ARTICLE I - OFFICES

         Section 1. Principal Office: The principal office of the corporation shall be in the city of Huntingdon Valley County of Montgomery.

         Section 2. Other Offices: The corporation may have such other offices and places of business, within or without the State of New York, as shall be determined by the directors.

                           ARTICLE II - SHAREHOLDERS

         Section 1. Meetings of Shareholders: Meetings of shareholders may be held at such place, within or without this state, as may be fixed by the directors and stated in the notice of the meeting. A meeting of shareholders shall be held annually for the election of directors and the transaction of other business on the 11th of March at 4:00 o'clock p.m.

         Section 2. Special Meetings: Special meetings of the shareholders may be called by the board or by the president or secretary and must be called upon receipt by either of them of the written request of the holders of twenty-five percent of the stock then outstanding and entitled to vote. At any such special meeting only such business may be transacted which is related to the purpose or purposes set forth in the notice.

         Section 3. Special Meeting for Election of Directors: If, for a period of one month after the date fixed by these By-Laws for the annual meeting of shareholders, there is a failure to elect a sufficient number of directors to conduct the business of the corporation, the board shall call a special meeting for the election of directors. If such special meeting is not called by the

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board within two weeks after the expiration of such period or if it is so called but there is a failure to elect such directors for a period of two months after the expiration of such period, holders of ten percent of the shares entitled to vote in an election of directors may, in writing, demand the call of a special meeting for the election of directors specifying the date and month thereof, which shall not be less than sixty nor more than ninety days from the date of such written demand. The secretary of the corporation upon receiving the written demand shall promptly give notice of such meeting, or if he fails to do so within five business days thereafter, any shareholder signing such demand may give such notice. The meeting shall be held at the office of the corporation.

         At any such special meeting called on demand of shareholders, the shareholders attending, in person or by proxy, and entitled to vote in an election of directors shall constitute a quorum for the purpose of electing directors, but not for the transaction of any other business.

         Section 4. Fixing Record Date: For the purpose of determining the shareholders entitled to notice of or to vote at any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the By-Laws may provide for fixing or, in the absence of such provision, the board may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be less than ten days before the date of such meeting nor more than fifty days prior to any other action.

         If no record date is fixed:

                  (1) The record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the date next


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         preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held.

                  (2) The record date for determining shareholders for any purpose other than that specified in subparagraph (1) shall be at the close of business on the day on which the resolution of the board relating thereto is adopted.

         When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the board fixes a new record date under this section for the adjourned meeting.

         Section 5. Notice of Meetings of Shareholders: Whenever shareholders are required or permitted to take any action at a meeting, written notice shall be given stating the place, date and hour of the meeting and, unless it is the annual meeting, indicate that it is being issued by or at the direction of the person or persons calling the meeting. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called. A copy of the notice of any meeting shall be given, personally or by mail, not less than ten nor more than fifty days before the date of the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the shareholder at his address as it appears on the record of shareholders, or, if he shall have filed with the secretary of the corporation a written request that notice to him be mailed to some other address, then directed to him at such other address. An affidavit of the secretary or other person giving the notice or of a transfer agent of the corporation that the notice required by this section has been given shall, in the absence of fraud, be prima facie evidence of the facts therein stated. Such mailing shall be by first class mail except when otherwise required by law.

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         When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if after the adjournment the board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice under the first paragraph of this section.

         Section 6. Waivers of Notice: Notice of meeting need not be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

         Section 7. List of Shareholders at Meetings: A list of shareholders as of the record date, certified by the corporate officer responsible for its preparation or by a transfer agent, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

         Section 8. Quorum of Shareholders: The holders of a majority of the shares entitled to vote thereat shall constitute a quorum at a meeting of shareholders for the transaction of any business, provided that when a specified item of business is required to be voted on by a

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class or series, voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such specified item of business.

         When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders.

         The shareholders present may adjourn the meeting despite the absence of a quorum.

         Section 9. Written Consent of Shareholders Without a Meeting: Whenever shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon. This paragraph shall not be construed to alter or modify the provisions of any section of the New York Business Corporation Law or any provision in a certificate of incorporation not inconsistent therewith under which the written consent of the holders of less than all outstanding shares is sufficient for corporate action.

         Written consent thus given by the holders of all outstanding shares entitled to vote shall have the same effect as a unanimous vote of shareholders and any certificate with respect to the authorization or taking of any such action which is to be delivered to the department of state shall recite that the authorization was by unanimous written consent.

                            ARTICLE III - DIRECTORS

         Section 1. The business of this corporation shall be managed under the direction of its board of directors, each of whom shall be at least eighteen years of age.

         Section 2. Number of Directors: The number of directors constituting the entire board shall not be less than three, except that where all the shares of the corporation are owned beneficially and of record by less than three shareholders, the number of directors may be less than three but not less than the number of shareholders.


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         The number of directors may be increased or decreased by amendments of these By-Laws, or by action of the shareholders or by majority of the board of directors, but no decrease shall shorten the term of any incumbent director.

         Each director shall hold office for the term of year and until his successor has been elected and qualified.

         Section 3. Quorum of Directors: Unless a greater proportion is required by the certificate of incorporation, a majority of the entire board shall constitute a quorum for the transaction of business or of any specified item of business, except that the certificate of incorporation may fix the quorum at less than a majority of the entire board but not less than one-third thereof.

         Section 4. Action by the Board: Except as otherwise provided by law, any reference to corporate action to be taken by the board shall mean such action at a meeting of the board.

         Unless otherwise restricted by the certificate of incorporation any action required or permitted to be taken by the board or any committee thereof may be taken without a meeting if all members of the board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the board or committee shall be filed with the minutes of the proceedings of the board or committee.

         Any one or more members of the board or any committee thereof may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

         Except as otherwise provided by law, the vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the board.


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         Section 5. Place and Time of Meetings of the Board: Meetings of the
board, regular or special, may be held at any place within or without this state. An annual meeting of the board shall be held at the registered office on.

         A notice, or waiver of notice, need not specify the purpose of any regular or special meeting of the board. Notice of a meeting need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of any adjournment of a meeting of the board to another time or place shall be given to the directors who were not present at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.

         Section 6. Executive Committee and other Committees: The board of directors, by resolution adopted by a majority of the entire board, may designate from among its members an executive committee and other committees, each consisting of three or more directors, and each of which, to the extent provided in the resolution shall have all the authority of the board, except that no such committee shall have authority as to the following:

                  (1) The submission to shareholders of any action that needs shareholders' authorization.

                  (2) The filling of vacancies in the board of directors or in any committee.

                  (3) The fixing of compensation of the directors for serving on the board or on any committee.

                  (4) The amendment or repeal of the By-Laws, or the adoption of new By-Laws.

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                  (5) The amendment or repeal of any resolution of the board which by its terms shall not be so amendable or repealable.

         The board may designate one or more directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee.

         Each such committee shall serve at the pleasure of the board. The designation of any such committee, the delegation thereto of authority, or action by any such committee pursuant to such authority shall not alone constitute, performance by any member of the board who is not a member of the committee in question of his duty to the corporation.

                        ARTICLE IV - VOTING AND PROXIES

         Section 1. Proxies: Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy.

         Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

         The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of any adjudication of such incompetence or of such death is received by the corporate officer responsible for maintaining the list of shareholders.

         Except when other provision shall have been made by written agreement between the parties, the record holder of shares which he holds as pledgee or otherwise as security or which belong to another, shall issue to the pledgor or to such owner of such shares, upon demand therefor and payment of necessary expenses thereof, a proxy to vote or take other action thereon.

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         A shareholder shall not sell his vote or issue a proxy to vote to any person for any sum of money or anything of value.

         A proxy which is entitled "irrevocable proxy" and which states that it is irrevocable, is irrevocable when it is held by any of the following or a nominee of any of the following:

                  (1) A pledgee;

                  (2) A person who has purchased or agreed to purchase the shares;

                  (3) A creditor or creditors of the corporation who extend or continue credit to the corporation in consideration of the proxy if the proxy states that it was given in consideration of such extension or continuation of credit, the amount thereof, and the name of the person extending or continuing credit;

                  (4) A person who has contracted to perform services as an officer of the corporation, if a proxy is required by the contract of employment, if the proxy states that it was given in consideration of such contract of employment, the name of. the employee and the period of employment contracted for.

         Notwithstanding a provision in a proxy, stating that it is irrevocable, the proxy becomes revocable after the pledge is redeemed, or the debt of the corporation is paid, or the period of employment provided for the contract of employment has terminated, and in a case provided for in subparagraphs (3) or
(4), becomes revocable three years after the date of the proxy or at the end of the period, if any, specified therein, whichever period is less, unless the period of irrevocability is renewed from time to time by the execution of a new irrevocable proxy as provided in this section. This paragraph does not affect the duration of a proxy under the second paragraph of this section. A proxy may be revoked, notwithstanding a provision making it irrevocable, by a purchaser of shares without knowledge of the existence of the provision unless

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the existence of the proxy and its irrevocability is noted conspicuously on the face or back of the certificate representing such shares.

         Section 2. Qualification of Voters: Every shareholder of record shall be entitled at every meeting of shareholders in person or by proxy to one vote for every share standing in his name on the record of shareholders, unless otherwise provided in the certificate of incorporation.

                              ARTICLE V - OFFICERS

         Section 1. Executive Officers: The executive officers of the corporation shall be a president, one or more vice presidents, a treasurer and a secretary, all of whom shall be elected annually by the directors, who shall hold office during the pleasure of the directors. In addition, the board of directors may elect a chairman of the board of directors. Any two or more offices may be held by the same person, except the offices of president and secretary. When all of the issued and outstanding stock of the corporation is owned by one person, such person may hold all or any combination of offices. All vacancies occurring among any of the officers shall be filled by the directors. Any officer may be removed at any time by the affirmative vote of a majority (unless the certificate of incorporation required a larger vote) of the directors present at a regular meeting of directors or at a special meeting of directors called for the purpose.

         Section 2. Other Officers: The board of directors may appoint such other officers and agents with such powers and duties as it shall deem necessary.

         Section 3. The Chairman of the Board: The chairman of the board of directors, if one be elected, shall preside at all meetings of the board of directors and he shall have and perform such other duties as from time to time may be assigned to him by the board of directors or the executive committee.

         Section 4. The President: The president, who may, but need not be a director, shall, in the absence or non-election of a chairman of the board, preside at all meetings of the

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shareholders and directors. While the directors are not in session, he shall have general management and control of the business and affairs of the corporation.

         Section 5. The Vice President: The vice president, or if there be more than one, the senior vice president, as determined by the board of directors, in the absence or disability of the president, shall exercise the powers and perform the duties of the president and each vice president shall exercise such other powers and perform such other duties as shall be prescribed by the directors.

         Section 6. The Treasurer: The treasurer shall have custody of all funds, securities and evidences of indebtedness of the corporation; he shall receive and give receipts and acquittances for moneys paid in on account of the corporation, and shall pay out of the funds on hand all bills, payrolls and other just debts of the corporation, of whatever nature, upon maturity; he shall enter regularly in books to be kept by him for that purpose, full and accurate accounts of all moneys received and paid out by him on account of the corporation, and he shall perform all other duties incident to the office of treasurer and as may be prescribed by the directors.

         Section 7. The Secretary: The secretary shall keep the minutes of all proceedings of the directors and of the shareholders; he shall attend to the giving and serving of all notices to the shareholders and directors or other notice required by law or by these By-Laws; he shall affix the seal of the corporation to deeds, contracts and other instruments in writing requiring a seal, when duly signed or when so ordered by the directors; he shall have charge of the certificate books and stock books and such other books and papers as the board may direct, and he shall perform all other duties incident to the office of secretary.


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         Section 8. Salaries: The salaries of all officers shall be fixed by the board of directors, and the fact that any officer is a director shall not preclude him from receiving a salary as an officer, or from voting upon the resolution providing the same.

                 ARTICLE VI - REMOVAL OF DIRECTORS AND OFFICERS

         Section 1. Newly Created Directorships and Vacancies: Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board for any reason except the removal of directors without cause shall be filled by vote of the board. If the number of directors then in office is less than a quorum, such newly created directorships and vacancies may be filled by a vote of a majority of the directors then in office. Vacancies occurring in the board of directors by the removal of directors without cause shall be filled by the shareholders.

         A director elected to fill a vacancy, unless elected by the shareholders, shall hold office until the next meeting of the shareholders at which the election of directors is in the regular order of business, and until his successor has been elected and qualified.

         Section 2. Removal of Directors: Any or all of the directors may be removed with or without cause by vote of the shareholders. However, no director may be removed when the votes cast against his removal would be sufficient to elect him if voted cumulatively at an election at which the same total number of votes were cast and the entire board, or the entire class of directors of which he is a member, were then being elected.

         Section 3. Removal of Officers: Any officer elected or appointed by the board may be removed by the board with or without cause. The removal of an officer without cause shall be without prejudice to his contracts rights, if any. The election or appointment of an officer shall not of itself create contract rights.


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                          ARTICLE VII - CAPITAL STOCK

         Section 1. Certificates Representing Shares: The shares of this corporation shall be represented by certificates signed by the president and the secretary of this corporation, and shall be sealed with the seal of this corporation. The signatures of the officers upon the certificates may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or its employee.

         Section 2. Transfer of Shares: Transfer of shares shall be made only upon the books of the corporation by the registered holder in person or by attorney, duly authorized, and upon surrender of the certificate or certificates of such shares properly assigned for transfer.

         Section 3. Lost or Destroyed Certificates: The holder of any certificate representing shares of stock of the corporation may notify the corporation of any loss, theft or destruction thereof, and the board of directors may thereupon, in its discretion, cause a new certificate for the same number of shares, to be issued to such holder upon satisfactory proof of such loss, theft or destruction, and the deposit of indemnity by way of bond or otherwise, in such form and amount and with such surety or sureties as the board of directors may require, to indemnify the corporation against loss or liability by reason of the issuance of such new certificate.

                          ARTICLE VIII - MISCELLANEOUS

         Section 1. Dividends: The directors may declare dividends from time to time out of surplus only, so that the net assets of the corporation remaining after such declaration, payment or distribution shall at least equal the amount of its stated capital.

         Section 2. Seal: The directors shall provide a suitable corporate seal which shall be in the charge of the secretary and shall be used as authorized by the By-Laws.


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         Section 3. Fiscal Year: The fiscal year of the corporation shall begin on the first day of.

         Section 4. Checks, Notes, Etc.: Checks, notes, drafts, bills of exchange and orders for the payment of money shall be signed or endorsed in such manner as shall be determined by the directors.

         The funds of the corporation shall be deposited in such bank or trust company, and checks drawn against such funds shall be signed in such manner as may be determined from time to time by the directors.

         Section 5. Disallowed Compensation: Any payments made to an officer or employee of the corporation such as a salary, commission, bonus, interest, rent, travel or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer or employee to the corporation to the full extent of such disallowance. It shall be the duty of the directors, as a board, to enforce payment of each such amount disallowed. In lieu of payment by the officer or employee, subject to the determination of the directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the corporation has been recovered.

                            ARTICLE IX - AMENDMENTS

         Section 1. Shareholders: By-Laws may be adopted, amended or repealed by the vote of shareholders entitled to cast 'at least a majority of the votes which all shareholders are entitled to cast thereon, at any regular or special meeting of the shareholders, duly convened after notice to the shareholders of that purpose.

         Section 2. Directors: The board of directors, by the affirmative vote of a majority of the members, may alter or amend these By-Laws at any regular meeting of the board or at any special meeting of the board, provided that notice of the proposed alteration or amendment has been given to each director, but By-Laws made by the board may be altered or repealed and new By-Laws made by the shareholders.